UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2011

APOLLO MEDICAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25809	20-8046599
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

450 N. Brand Blvd., Suite 600, Glendale, CA 91203
(Address of principal executive offices) (zip code)

(818) 396-8050
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On July 8, 2011, Apollo Medical Holdings, Inc. (the “Company”) entered into a First Amendment to Stock Purchase Agreement (the “Amendment”) with Aligned Healthcare Group, LLC (“Aligned LLC”), Aligned Healthcare Group – California, Inc. (“Aligned Corp.”), Raouf Khalil, Jamie McReynolds, M.D. BJ Reese and BJ Reese & Associates, LLC, which amends in certain respects that certain Stock Purchase Agreement, dated as of February 15, 2011 (the “Purchase Agreement”), among the Company, Aligned LLC, Aligned Corp., Raouf Khalil, Jamie McReynolds, M.D. BJ Reese and BJ Reese & Associates, LLC.  The Amendment provides, among other things, that Aligned LLC and Aligned Corp. may enter into contracts with a specified health insurance provider for the provision of services related to patient care management or the management, administration and operation of 24-hour physician and nursing call centers and post-discharge management (the “Call Center Business”) solely within the State of California, and that the Company and its subsidiaries have the exclusive right, as between the Company and Aligned LLC and Aligned Corp. to enter into other contracts for the provision of services related to the Call Center Business.

           In connection with the Amendment, the Company’s wholly owned subsidiary, Aligned Healthcare, Inc. (“AHI”), entered into a Services Agreement, dated as of July 8, 2011 (the “Services Agreement”), with Aligned LLC and Aligned Corp., under which Aligned LLC and Aligned Corp. have agreed that if either entity enters into one or more contracts with a specified health insurance provider relating to the provision of services for the Call Center Business solely within the State of California, then Aligned LLC and Aligned Corp. would remit all revenues, less allowable costs incurred in connection with the provision of such services, to AHI.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: July 14, 2011	By:	/s/ Warren Hosseinion
Name: Warren Hosseinion
Title: Chief Executive Officer